UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

Amendment No. 1

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

DOMINION CNG CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

Delaware	54-6497747
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.8% Trust Preferred Securities, $25 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-52606 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

On or about October 17, 2001, Dominion CNG Capital Trust I, a Delaware business trust (the “Trust”), filed a registration statement on Form 8-A with the Securities and Exchange Commission to register its 7.8% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) (the “Trust Preferred Securities”) on the New York Stock Exchange under Section 12(b) of the Exchange Act.

This Amendment No. 1 to Form 8-A is being filed in connection with the merger of Consolidated Natural Gas Company (“CNG”), a Delaware corporation and wholly-owned subsidiary of Dominion Resources, Inc., a Virginia corporation (“Dominion”), with and into Dominion (the “Merger”). The Merger was consummated on June 30, 2007 (the “Effective Date”) pursuant to an Agreement and Plan of Merger entered into between CNG and Dominion on June 27, 2007.

Following the effectiveness of the Merger, the separate existence of CNG ceased and Dominion survived as the continuing entity. As a result of the Merger, several CNG subsidiaries, including the Trust, became the direct legal subsidiaries of Dominion. In addition, CNG’s rights and obligations relating to the Trust Preferred Securities, became the rights and obligations of Dominion, including, without limitation, CNG’s rights and obligations, as issuer, under the indenture, dated as of October 1, 2001, between CNG and The Bank of New York (as successor to Bank One Trust Company, National Association (“Bank One”)), as trustee (the “Trustee”), as heretofore supplemented, CNG’s rights and obligations as sponsor under that certain Amended and Restated Trust Agreement of Dominion CNG Capital Trust I, dated as of October 16, 2001, among Bank One, as predecessor Property Trustee (as defined therein), Bank One Delaware, Inc., as Delaware Trustee (as defined therein), and the Administrative Trustees (as defined and named therein), and CNG’s rights and obligations as guarantor under that certain Guarantee Agreement, dated as of October 23, 2001, among CNG and the Bank One, as predecessor trustee.

This Amendment No. 1 is being filed solely to reflect the assumption of CNG’s rights and obligations relating to the Trust Preferred Securities by Dominion following consummation of the Merger, from and after the Effective Date, and supplement the information contained in the original Form 8-A. There have been no other substantive changes made to the foregoing documents.

Prior to the Effective Date, on June 18, 2007, the Trustee issued a notice of full redemption to the holders of the Trust Preferred Securities at the election of CNG at a redemption price equal to 100% of the principal amount of the Trust Preferred Securities plus accrued interest to but not including the redemption date. The date of redemption has been set at July 17, 2007.

Item 2.	Exhibits

1.	The prospectus supplement, dated October 16, 2001, to the prospectus, dated January 4, 2001 of Dominion CNG Capital Trust I and Consolidated Natural Gas Company, and the prospectus, dated January 4, 2001 of Dominion CNG Capital Trust I and Consolidated Natural Gas Company.

Incorporated herein by reference to the Prospectus Supplement and the Prospectus filed with the Securities and Exchange Commission on October 17, 2001 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

2.	Certificate of Trust of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.5 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

3.	Amended and Restated Certificate of Trust of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.2 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

4.	Trust Agreement of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.6 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

5.	Form of Amended and Restated Trust Agreement of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

6.	Form of Certificate Evidencing the 7.8% Trust Preferred Securities.	Incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

7.	Form of Indenture relating to junior subordinated debentures between Consolidated Natural Gas Company and Bank One Trust Company, National Association, as predecessor trustee.	Incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

8.	Form of First Supplemental Indenture to Junior Subordinated Indenture.	Incorporated by reference to Exhibit 4.7 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

9.	Form of 7.8% Junior Subordinated Debenture.	Incorporated by reference to Exhibit 4.7 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

10.	Form of Guarantee Agreement delivered by Consolidated Natural Gas Company.	Incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

11.	Second Supplemental Indenture, dated as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMINION CNG CAPITAL TRUST I
By Dominion Resources, Inc., as Sponsor

By:	/s/ G. Scott Hetzer
G. Scott Hetzer
Senior Vice President and Treasurer

Dated: July 11, 2007

Exhibit Index

1.	The prospectus supplement, dated October 16, 2001, to the prospectus, dated January 4, 2001 of Dominion CNG Capital Trust I and Consolidated Natural Gas Company, and the prospectus, dated January 4, 2001 of Dominion CNG Capital Trust I and Consolidated Natural Gas Company.

Incorporated herein by reference to the Prospectus Supplement and the Prospectus filed with the Securities and Exchange Commission on October 17, 2001 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

2.	Certificate of Trust of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.5 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

3.	Amended and Restated Certificate of Trust of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.2 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

4.	Trust Agreement of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.6 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

5.	Form of Amended and Restated Trust Agreement of Dominion CNG Capital Trust I.	Incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

6.	Form of Certificate Evidencing the 7.8% Trust Preferred Securities.	Incorporated herein by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

7.	Form of Indenture relating to junior subordinated debentures between Consolidated Natural Gas Company and Bank One Trust Company, National Association, as predecessor trustee.	Incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

8.	Form of First Supplemental Indenture to Junior Subordinated Indenture.	Incorporated by reference to Exhibit 4.7 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

9.	Form of 7.8% Junior Subordinated Debenture.	Incorporated by reference to Exhibit 4.7 of Consolidated Natural Gas Company’s Form 8-K (File No. 001-03196), filed on October 16, 2001.

10.	Form of Guarantee Agreement delivered by Consolidated Natural Gas Company.	Incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form S-3 (Registration No. 333-52602) of Consolidated Natural Gas Company and Dominion CNG Capital Trust I.

11.	Second Supplemental Indenture, dated as of June 27, 2007, between Dominion Resources, Inc., Consolidated Natural Gas Company and The Bank of New York (as successor trustee to Bank One Trust Company, National Association), as trustee.*

*	Filed herewith.